Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 1999 on the consolidated financial statements of Level 3 Communications, Inc. as of December 31, 1998 and for the year then ended included in Level 3 Communications, Inc.'s Form 10-K for the year ended December 31, 1998.


Arthur Andersen LLP



Denver, Colorado
May 28, 1999